Exhibit 3.1

Business Entity - Filing Acknowledgement 08/22/2023 Work Order Item Number: W2023082200972-3101380 Filing Number: 20233428175 Filing Type: Certificate Pursuant to NRS 78.209 Filing Date/Time: 8/22/2023 9:47:00 AM Filing Page(s): 1 Indexed Entity Information: Entity ID: C28405-2004 Entity Name: IDEANOMICS, INC. Entity Status: Active Expiration Date: None Commercial Registered Agent C T CORPORATION SYSTEM 701 S CARSON ST STE 200, Carson City, NV 89701, USA FRANCISCO V. AGUILAR Secretary of State GABRIEL DI CHIARA Chief Deputy STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888 The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, FRANCISCO V. AGUILAR Secretary of State Page 1 of 1 Commercial Recording Division 202 N. Carson Street

Certified Copy 8/22/2023 11:26:49 AM Work Order Number: W2023082200972 Reference Number: 20233428182 Through Date: 8/22/2023 11:26:49 AM Corporate Name: IDEANOMICS, INC. The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report. Document Number Description Number of Pages 20233428175 Certificate Pursuant to NRS 78.209 1 Certified By: Sean Robles Certificate Number: B202308223895439 You may verify this certificate online at http://www.nvsos.gov Respectfully, FRANCISCO V. AGUILAR Nevada Secretary of State FRANCISCO V. AGUILAR Secretary of State GABRIEL DI CHIARA Chief Deputy STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888

Filed in the Office of Secretary of State State Of Nevada Business Number C28405-2004 Filing Number 20233428175 Filed On 8/22/2023 9:47:00 AM Number of Pages 1